Press Release

Contact
Kathy Ta
Vice President, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL 2018; INCREASES DIVIDEND BY 17%

•	Revenue: $623 million

•	Gross Margin: 65.8%% GAAP (67.6% excluding special items)

•	EPS: $0.27 GAAP loss ($0.65 gain, excluding special items)

•	Fiscal third quarter revenue outlook $620 to $660 million

•	Quarterly dividend increased 17% to $0.42 per share

SAN JOSE, CA - January 25, 2018 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $623 million for its second quarter of fiscal 2018 ended December 30, 2017, an 8% increase from the $576 million revenue recorded in the prior quarter, and a 13% increase from the same quarter of last year.

Tunc Doluca, President and Chief Executive Officer, commented, “We are pleased with our performance in the December quarter. Compared to the same quarter last year, revenue growth was led by double-digit increases in Industrial and Automotive with continued solid company profitability.” Mr. Doluca continued, “Looking forward, we expect another strong revenue quarter in our March quarter with significant growth in Automotive, Industrial and Consumer compared to the same quarter last year. Our profitability and revenue growth are enabling exceptionally strong earnings performance and cash flow, giving us confidence to increase our return of capital to shareholders.”

Fiscal Year 2018 Second Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), loss per share in the December quarter was $0.27. The results were affected by pre-tax special items which primarily consisted of $12 million in charges related to acquisitions and $6 million in charges related to restructuring activities as well as tax special items consisting of $244 million in charges due to corporate tax reform. GAAP earnings per share, excluding special items was $0.65. An analysis of GAAP versus GAAP excluding special items is provided in the last table of this press release.

Cash Flow Items
At the end of the second quarter of fiscal 2018, total cash, cash equivalents and short term investments were $2.82 billion, an increase of $49 million from the prior quarter.
Notable items included:

•	Cash flow from operations: $230 million

•	Capital expenditures: $22 million

•	Dividends paid: $101 million ($0.36 per share)

•	Stock repurchases: $77 million

Trailing twelve months free cash flow was $849 million. Free cash flow is a non-GAAP measure and is defined by net cash flow from operations less gross capital expenditures.

Business Outlook
The Company’s 90-day backlog at the beginning of the March 2018 quarter was $446 million. Based on the beginning backlog and expected turns, our results for the March 2018 quarter are forecasted to be as follows:

•	Revenue: $620 to $660 million

•	Gross Margin: 64% to 66% GAAP (66% to 68% excluding special items)

•	EPS: $0.63 to $0.69 GAAP ($0.66 to $0.72 excluding special items)

Maxim Integrated’s business outlook does not include the potential impact of any special items related to restructuring activity, acquisitions, or other business combinations that may be completed during the quarter.

Dividend

Our Board of Directors approved a 17% increase in the quarterly dividend. A cash dividend of $0.42 per share will be paid on March 15, 2018, to stockholders of record on March 1, 2018.

Conference Call
Maxim Integrated has scheduled a conference call on January 25 at 2:00 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal 2018 and its business outlook. This call will be webcast by Shareholder.com and can be accessed at the Company’s website at investor.maximintegrated.com.

A presentation summarizing financial information to be discussed on the conference call is posted at investor.maximintegrated.com.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 30, 2017	September 23, 2017	December 24, 2016
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,631,510	$1,577,160	$1,687,435
Short-term investments	1,191,765	1,196,827	399,461
Total cash, cash equivalents and short-term investments	2,823,275	2,773,987	2,086,896
Accounts receivable, net	235,695	233,215	224,342
Inventories	259,597	245,347	236,040
Other current assets	24,153	55,033	75,284
Total current assets	3,342,720	3,307,582	2,622,562
Property, plant and equipment, net	597,818	595,622	660,660
Intangible assets, net	67,716	79,850	117,393
Goodwill	491,015	491,015	491,015
Other assets	65,243	61,937	56,344
TOTAL ASSETS	$4,564,512	$4,536,006	$3,947,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,770	$66,915	$70,505
Income taxes payable	10,523	3,688	3,138
Accrued salary and related expenses	113,716	103,194	109,475
Accrued expenses	37,687	43,121	41,418
Deferred revenue on shipments to distributors	—	16,994	36,137
Current portion of debt	498,694	—	—
Total current liabilities	745,390	233,912	260,673
Long-term debt	990,428	1,488,406	991,281
Income taxes payable	801,260	573,831	514,498
Other liabilities	41,736	42,113	37,331
Total liabilities	2,578,814	2,338,262	1,803,783

Stockholders' equity:
Common stock and capital in excess of par value	283	283	284
Retained earnings	1,997,207	2,207,052	2,155,698
Accumulated other comprehensive loss	(11,792)	(9,591)	(11,791)
Total stockholders' equity	1,985,698	2,197,744	2,144,191
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$4,564,512	$4,536,006	$3,947,974

- more -

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
	December 30, 2017	September 23, 2017	December 24, 2016
	(in thousands, except per share data)
Net revenues	$622,637	$575,676	$550,998
Cost of goods sold (1)	212,961	201,845	210,820
Gross margin	409,676	373,831	340,178
Operating expenses:
Research and development	115,896	108,601	114,057
Selling, general and administrative	85,323	73,681	71,543
Intangible asset amortization	995	1,752	2,348
Impairment of long-lived assets (2)	850	42	383
Severance and restructuring expenses	6,523	5,433	864
Other operating expenses (income), net	(959)	(844)	1,909
Total operating expenses (income), net	208,628	188,665	191,104
Operating income (loss)	201,048	185,166	149,074
Interest and other income (expense), net	(3,121)	(4,214)	(636)
Income (loss) before provision for income taxes	197,927	180,952	148,438
Income tax provision (benefit) (3)	272,942	26,419	17,961
Net income (loss)	$(75,015)	$154,533	$130,477

Earnings (loss) per share:
Basic	$(0.27)	$0.55	$0.46
Diluted	$(0.27)	$0.54	$0.45

Shares used in the calculation of earnings (loss) per share:
Basic	281,560	282,170	283,294
Diluted	281,560	286,437	288,106

Dividends paid per share	$0.36	$0.36	$0.33

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended
	December 30, 2017	September 23, 2017	December 24, 2016
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$11,139	$11,064	$11,755
Accelerated depreciation (1)	—	—	1,178
Total	$11,139	$11,064	$12,933

Operating expenses:
Intangible asset amortization	$995	$1,752	$2,348
Impairment of long-lived assets (2)	850	42	383
Severance and restructuring	6,523	5,433	864
Other operating expenses (income), net	(959)	(844)	1,909
Total	$7,409	$6,383	$5,504

Interest and other expense (income), net	$(119)	$(84)	$(5,052)
Total	$(119)	$(84)	$(5,052)

Provision (benefit) for income taxes:
Impact of U.S. tax legislation (3)	$243,550	$—	$—
Total	$243,550	$—	$—

(1) Includes building and equipment accelerated depreciation related to the Dallas manufacturing facility during the second quarter of fiscal year 2017.
(2) Includes impairment of investments in privately-held companies and other equipment impairment charges.
(3) Includes effect of U.S. tax legislation enacted on December 22, 2017.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 30, 2017	September 23, 2017	December 24, 2016
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(75,015)	$154,533	$130,477
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	21,040	17,287	18,073
Depreciation and amortization	35,813	36,754	42,140
Deferred taxes	(3,188)	12,115	(7,520)
Loss (gain) from sale of property, plant and equipment	(649)	61	3,898
Impairment of long-lived assets	—	42	383
Impairment of of investment in privately-held companies	850	—	—
Changes in assets and liabilities:
Accounts receivable	(2,480)	23,239	29,176
Inventories	(14,125)	1,835	(12,512)
Other current assets	31,459	1,488	(7,583)
Accounts payable	13,643	(9,979)	(11,999)
Income taxes payable	234,264	16,333	17,138
Deferred revenue on shipments to distributors	(16,994)	2,020	383
Accrued salary and related expenses	10,523	(42,105)	(1,651)
All other accrued liabilities	(5,266)	6,082	(7,773)
Net cash provided by (used in) operating activities	229,875	219,705	192,630
Cash flows from investing activities:
Purchase of property, plant and equipment	(22,413)	(14,321)	(15,775)
Proceeds from sales of property, plant and equipment	1,444	1,473	2,224
Proceeds from sale of available-for-sale securities	21,895	18,101	26,454
Proceeds from maturity of available-for-sale securities	118,211	—	—
Purchases of available-for-sale securities	(137,166)	(716,304)	(225,622)
Purchases of privately-held companies' securities	(1,500)	(606)	(326)
Net cash provided by (used in) investing activities	(19,529)	(711,657)	(213,045)
Cash flows from financing activities:
Repayment of notes payable	—	—	(250,000)
Net issuance of restricted stock units	(6,104)	(5,416)	(4,239)
Proceeds from stock options exercised	13,507	5,160	7,155
Issuance of common stock under employee stock purchase program	14,975	—	17,658
Repurchase of common stock	(76,953)	(75,291)	(61,235)
Dividends paid	(101,421)	(101,462)	(93,562)
Net cash provided by (used in) financing activities	(155,996)	(177,009)	(384,223)
Net increase (decrease) in cash and cash equivalents	54,350	(668,961)	(404,638)
Cash and cash equivalents:
Beginning of period	$1,577,160	$2,246,121	$2,092,073
End of period	$1,631,510	$1,577,160	$1,687,435

Total cash, cash equivalents, and short-term investments	$2,823,275	$2,773,987	$2,086,896

- more -

ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	December 30, 2017	September 23, 2017	December 24, 2016
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$409,676	$373,831	$340,178
GAAP gross profit %	65.8%	64.9%	61.7%

Special items:
Intangible asset amortization	11,139	11,064	11,755
Accelerated depreciation (1)	—	—	1,178
Total special items	11,139	11,064	12,933
GAAP gross profit excluding special items	$420,815	$384,895	$353,111
GAAP gross profit % excluding special items	67.6%	66.9%	64.1%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$208,628	$188,665	$191,104

Special items:
Intangible asset amortization	995	1,752	2,348
Impairment of long-lived assets (2)	850	42	383
Severance and restructuring	6,523	5,433	864
Other operating expenses (income), net	(959)	(844)	1,909
Total special items	7,409	6,383	5,504
GAAP operating expenses excluding special items	$201,219	$182,282	$185,600

Reconciliation of GAAP net income (loss) to GAAP net income excluding special items:
GAAP net income (loss)	$(75,015)	$154,533	$130,477

Special items:
Intangible asset amortization	12,134	12,816	14,103
Accelerated depreciation (1)	—	—	1,178
Impairment of long-lived assets (2)	850	42	383
Severance and restructuring	6,523	5,433	864
Other operating expenses (income), net	(959)	(844)	1,909
Interest and other expense (income), net	(119)	(84)	(5,052)
Pre-tax total special items	18,429	17,363	13,385
Other income tax effects and adjustments (3)	(897)	(1,345)	(11,167)
Impact of U.S. tax legislation (4)	243,550	—	—
GAAP net income excluding special items	$186,067	$170,551	$132,695

GAAP net income per share excluding special items:
Basic	$0.66	$0.60	$0.47
Diluted	$0.65	$0.60	$0.46

Shares used in the calculation of earnings per share excluding special items:
Basic	281,560	282,170	283,294
Diluted (5)	286,356	286,437	288,106

(1) Includes building and equipment accelerated depreciation related to the Dallas manufacturing facility during the second quarter of fiscal year 2017.
(2) Includes impairment of investments in privately-held companies and other equipment impairment charges.
(3) Includes tax effect of pre-tax special items and miscellaneous tax adjustments.
(4) Includes effect of U.S. tax legislation enacted on December 22, 2017.
(5) Shares used in diluted earnings per share excluding special items differs from GAAP loss per share due to net income on a non-GAAP basis.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to intangible asset amortization; accelerated depreciation; impairment of long-lived assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. We defined free cash flow as net cash provided from operations less gross capital expenditures. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization, accelerated depreciation, and other costs of goods sold. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; impairment of long-lived assets; severance and restructuring, and other operating expenses (income), net. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Provision for Income Taxes Excluding Special Items
The use of a GAAP provision for income taxes excluding special items allows management to evaluate the provision for income taxes across different reporting periods on a consistent basis, independent of special items including the tax provision impact of pre-tax special items. In fiscal year 2016, we began using a long-term tax rate to compute the GAAP provision for income taxes excluding special items. This long-term tax rate considers the income tax impact of pre-tax special items and eliminates the effects of significant non-recurring and period specific tax items which vary in size and frequency, including certain one time tax charges resulting from the U.S. tax legislation that was enacted on December 22, 2017. In the first quarter of fiscal year 2018, we began using a long-term tax rate of 14%, which was our forecast of the weighted average of our normalized fiscal year GAAP tax rate excluding special items over a four-year period, that includes the past three fiscal years plus the current fiscal year projection at the beginning of fiscal year 2018. We review the long-term tax rate on an annual basis and more frequently whenever events occur that may materially affect the long-term tax rate such as tax law changes; significant changes in our geographic earnings mix; or changes in our corporate structure. We are currently in the process of reevaluating our long-term rate in light of the U.S. tax legislation that was enacted on December 22, 2017.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; accelerated depreciation; impairment of long-lived assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its third quarter of fiscal 2018 ending in March 2018, which includes revenue, gross margin and earnings per share, as well as the Company’s expectation of strong revenue growth in Consumer, Industrial and Automotive compared to the same quarter last year. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2017 (the “Form 10-K”). The Form 10-K may be found at https://www.sec.gov/Archives/edgar/data/743316/000074331617000028/maxim10-kfy2017.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated
Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Source: Maxim Integrated Investor Relations

12